UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	December 27, 2005

Auto Underwriters of America, Inc.

(Exact name of registrant as specified in its charter)

California	0-11582	94-2915849

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2755 Campus Drive, Suite 155 San Mateo, California	94403

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 377-4381

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

            On December 27, 2005, Auto Underwriters of America, Inc. (the “Company”) issued and sold $502,500 in unsecured convertible promissory notes in a private placement to a limited number of accredited investors.  The notes bear interest at the rate of 9.25% per annum, payable semi-annually on February 28, 2006, August 31, 2006 and February 28, 2007.  The notes will mature on February 28, 2007 and the unpaid principle balance due on the notes is convertible at the option of the holder into the Company’s common stock at $1.50 per share.  Interest due on the notes is not convertible and must be paid in cash.  The Company paid the placement agent a sales commission of 8%, an investment banking and marketing fee of 2% and a nonaccountable expense allowance of 5% of the gross proceeds of $502,500.

            These securities were offered and sold without registration under the Securities Act of 1933 in reliance upon the exemption provided by Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.  An appropriate legend was placed on the notes issued.

            This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities.  This report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTO UNDERWRITERS OF AMERICA, INC.

Dated: December 29, 2005	By: /s/ Dean Antonis
Dean Antonis
President